Exhibit 4.1

THE COMPANIES ACT 2006	COMPANY NO. 77536

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
of
REED ELSEVIER PLC1*
(Adopted by special resolution passed on 21 April 2010)

PRELIMINARY
Table A
1.	The regulations in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 as in force at the date of the incorporation of the Company shall not apply to the Company.
Definitions
2.	In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006 including any modification or re-enactment of it for the time being in force;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors of the Company;

[1]	NOTE: The Company was incorporated under the name of “ALBERT E. REED & COMPANY, LIMITED”. On 1st August, 1963, the name of the Company was changed to “REED PAPER GROUP LIMITED” pursuant to a SPECIAL RESOLUTION dated 24th July, 1963. On 11th August, 1969, the name of the Company was changed from “REED PAPER GROUP LIMITED” to “REED GROUP LIMITED” pursuant to a SPECIAL RESOLUTION dated 30th July, 1969. On 3rd August, 1970, the name of the Company was changed from “REED INTERNATIONAL LIMITED pursuant to a SPECIAL RESOLUTION dated 29th July, 1970. On 1st April, 1982 the name of the Company was changed from “REED INTERNATIONAL LIMITED” to “REED INTERNATIONAL P.L.C.” pursuant to a Directors’ resolution dated 2nd March, 1982. On 19th April, 2002 the name of the company was changed from “REED INTERNATIONAL P.L.C. to “REED ELSEVIER PLC” pursuant to a special resolution dated 9 April 2002.

the board means the directors or any of them, acting as the board of directors of the Company;

certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

director means a director of the Company;

dividend means dividend or bonus;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

member means a member of the Company;

office means the registered office of the Company;

Ordinary Share means an ordinary share of 14 51/116p in the capital of the Company;

Operator shall have the meaning given to it in the Regulations;

paid means paid or credited as paid;

recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 778 of the Act;

register means either or both of the issuer register of members and the Operator register of members of the Company;

Regulations means the Uncertificated Securities Regulations 2001 including any modification or re-enactment of them for the time being in force;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

uncertificated share means (subject to Regulation 42(11)(a) of the Regulations) a share in the capital of the Company title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly; and

United Kingdom means Great Britain and Northern Ireland.
Construction
3.	References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

In these Articles: (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.
SHARE CAPITAL AND LIMITED LIABILITY
Limited liability
4.	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.
Shares with special rights
5.	Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.
Uncertificated shares
6.	Subject to the provisions of the Regulations, the board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.
Not separate class of shares
7.	Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:
(a)	is held in uncertificated form; or

(b)	is permitted in accordance with the Regulations to become a participating security.
Exercise of Company’s entitlements in respect of uncertificated share
8.	Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, redeem, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the Regulations, these Articles and the facilities and requirements of the relevant system:
(a)	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form for so long as required by the Company;

(b)	to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)	to require the holder of that uncertificated share by notice to appoint any person to take any step including, without limitation, the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;
(d)	to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

(e)	to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.
Allotment
9.	Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant thereto, and, in the case of redeemable shares, the provisions of Article 10, all shares for the time being in the capital of the Company shall be at the disposal of the board, and the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as it thinks fit.
Redeemable shares
10.	Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.
Section 551 authority
11.	The board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed period.
Section 561 disapplication
12.	The board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 11 as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to:

(a)	the allotment of equity securities in connection with a pre-emptive issue; and

(b)	the allotment (otherwise than pursuant to Article 12(a)) of equity securities up to an aggregate nominal amount equal to the section 561 amount.

This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in this Article the words “pursuant to the authority conferred by Article 11” were omitted.
Allotment after expiry
13.	The Company may make an offer or agreement which would or might require shares to be allotted or rights to subscribe for or convert any security into shares to be granted, after an authority given pursuant to Article 11 or a power given pursuant to Article 12 has expired. The board may allot shares, or grant rights to subscribe for or convert any security into shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

Definitions
14.	In this Article and Articles 11, 12, and 13:

prescribed period means any period for which the authority conferred by Article 11 is given by ordinary or special resolution stating the section 551 amount and/or the power conferred by Article 12 is given by special resolution stating the section 561 amount;

pre-emptive issue means an offer of equity securities to ordinary shareholders or an invitation to ordinary shareholders to apply to subscribe for equity securities and, if in accordance with their rights the board so determines, holders of other equity securities of any class (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of ordinary shareholders or holders of other equity securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange;

section 551 amount means, for any prescribed period, the amount stated as such in the relevant ordinary or special resolution; and

section 561 amount means, for any prescribed period, the amount stated as such in the relevant special resolution.
Commissions
15.	The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.
Trusts not recognised
16.	Except as required by law, no person shall be recognised by the Company as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).
VARIATION OF RIGHTS
Method of varying rights
17.	Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)	with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or
(b)	with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.
When rights deemed to be varied
18.	For the purposes of Article 17, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)	the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)	the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c)	the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.
SHARE CERTIFICATES
Members’ rights to certificates
19.	Every member, on becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares) or several certificates each for one or more of his certificated shares upon payment for every certificate after the first of such reasonable sum as the board may from time to time determine. Every certificate shall be executed under the seal or otherwise in accordance with Article 174 or in such other manner as the board may approve and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on those shares. The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.
Renewed certificates
20.	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.
LIEN
Company to have lien on shares
21.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount including, without limitation, any dividend payable in respect of it.
Enforcement of lien by sale
22.	The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been sent to the holder of the share or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.
Giving effect to sale
23.	To give effect to any sale mentioned in Article 22 the board may, if the share is a certificated share, authorise any person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. If the share is an uncertificated share, the board may exercise any of the Company’s powers under Article 8 to effect the sale of the share to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in relation to the sale.
Application of proceeds
24.	The net proceeds of the sale mentioned in the preceding Articles, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold, and whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale), be paid to the person entitled to the share at the date of the sale.
CALLS ON SHARES
Power to make calls
25.	Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him notwithstanding any subsequent transfer of the shares in respect of which the call was made.

Time when call made
26.	A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.
Liability of joint holders
27.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.
Interest payable
28.	If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. The interest shall be paid at the rate fixed by the terms of allotment of the relevant share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), as may be determined by the board. The board shall be at liberty to waive payment of such interest wholly or in part in respect of any individual member.
Deemed calls on allotment
29.	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.
Differentiation on calls
30.	Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.
Payment of calls in advance
31.	The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate as may be agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).
FORFEITURE AND SURRENDER
Notice requiring payment of call
32.	If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.
Forfeiture for non-compliance
33.	If any notice issued in accordance with Article 32 is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When any share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by any omission or neglect to send such notice or to make such entries.
Sale of forfeited shares
34.	Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company’s powers under Article 8. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.
Liability following forfeiture
35.	A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.
Surrender
36.	The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.
Extinction of rights
37.	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Acts.
Evidence of forfeiture or surrender
38.	A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.
TRANSFER OF SHARES
Form and execution of transfer of certificated shares
39.	Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.
Transfers of partly paid certificated shares
40.	The board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.
Invalid transfers of certificated shares
41.	The board may also refuse to register the transfer of a certificated share unless the instrument of transfer:

(a)	is lodged, duly stamped (if stampable), at the office or at such other place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)	is in respect of only one class of shares; and

(c)	is in favour of not more than four transferees.
Transfers by recognised persons
42.	In the case of a transfer of a certificated share by a recognised person, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.
Notice of refusal to register
43.	If the board refuses to register a transfer of a share in certificated form, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company.
No fee payable on registration
44.	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.
Retention of transfers
45.	The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.
TRANSMISSION OF SHARES
Transmission
46.	If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.
Elections permitted
47.	A person becoming entitled to a share by transmission may, on production of such evidence as to his entitlement as the board may properly require, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including, without limitation, the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares shall apply to any such notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.
Elections required
48.	The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within sixty days, the board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.
Rights of persons entitled by transmission
49.	A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 47, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 186. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.
ALTERATION OF SHARE CAPITAL
New shares subject to these Articles
50.	All shares created by increase of the Company’s share capital, by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be:

(a)	subject to all the provisions of these Articles including, without limitation, provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b)	unclassified, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.
Fractions arising
51.	Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members or determine that the net proceeds of sale be retained for the benefit of the Company. Where the shares to be sold are held in certificated form, the board may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.
GENERAL MEETINGS
Annual general meetings
52.	The board shall convene and the Company shall hold a general meeting as its annual general meeting in accordance with the requirements of the Companies Acts.
Class meetings
53.	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

(b)	any holder of shares of the class present in person or by proxy may demand a poll; and

(c)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

For the purposes of this Article, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights.
Convening general meetings
54.	The board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Acts, the board shall promptly convene a general meeting in accordance with the requirements of the Companies Acts. If there are insufficient directors in the United Kingdom to call a general meeting any director of the Company may call a general meeting, but where no director is willing or able to do so, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

NOTICE OF GENERAL MEETINGS
Period of notice
55.	An annual general meeting shall be called by at least 21 clear days’ notice. Subject to the provisions of the Companies Acts, all other general meetings may be called by at least 14 clear days’ notice.
Recipients of notice
56.	Subject to the provisions of the Companies Acts, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director. The auditors are entitled to receive all notices of , and other communications relating to, any general meeting which any member is entitled to receive.
Uncontactable shareholders
57.	Subject to the provisions of the Act, if on two consecutive occasions notices or any other documents have been sent by post to a member at his registered address but have been returned undelivered, then the member shall not be entitled to receive any subsequent notice or other documents until he has given to the Company a new registered address or has notified the Company in writing that such notices or other documents should continue to be sent to his registered address. For the purposes of this Article references to registered address mean, in the case of a member whose registered address is not within an EEA State, any address within an EEA State given by him to the Company for the service of notices or other documents. References to other documents do not include references to dividend warrants or cheques, which the Company shall be entitled to cease sending in accordance with the provisions of Article 192.
Contents of notice: general
58.	Subject to the provisions of the Companies Acts, the notice shall specify the time, date and place of the meeting (including, without limitation, any satellite meeting place arranged for the purposes of Article 61, which shall be identified as such in the notice) and the general nature of the business to be dealt with.
Contents of notice: additional requirements
59.	In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.
Article 63 arrangements
60.	The notice shall include details of any arrangements made for the purpose of Article 63 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).
General meetings at more than one place
61.	The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.
Interruption or adjournment where facilities inadequate
62.	If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 61, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 74 shall apply to that adjournment.
Other arrangements for viewing and hearing proceedings
63.	The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting; and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.
Controlling level of attendance
64.	The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 63 (including, without limitation, the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 63. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.
Change in place and/or time of meeting
65.	If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 61 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 61 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 61 applies)

and/or postpone the time again if it decides that it is reasonable to do so. In either case:
(a)	no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)	a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 101(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 101(b), at any time not less than 48 hours before the postponed time appointed for holding the meeting provided that the board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.
Meaning of participate
66.	For the purposes of Articles 61 to 65, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.
Accidental omission to send notice etc.
67.	The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.
Security
68.	The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.
PROCEEDINGS AT GENERAL MEETINGS
Quorum
69.	No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two qualifying persons present at a meeting and entitled to vote on the business to be dealt with are a quorum, unless:

(a)	each is a qualifying person only because he is authorised under the Companies Acts to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)	each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.
For the purposes of this Article a “qualifying person” means: (i) an individual who is a member of the Company; (ii) a person authorised under the Companies Acts to act as a representative of the corporation in relation to the meeting; or (iii) a person appointed as proxy of a member in relation to the meeting.
If quorum not present
70.	If such a quorum is not present within five minutes (or such longer time not exceeding thirty minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may, subject to the provisions of the Companies Acts, determine. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.
Chairman
71.	The chairman, if any, of the board or, in his absence, any deputy chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting. If neither the chairman, deputy chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.
Directors entitled to speak
72.	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.
Adjournment: chairman’s powers
73.	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. In addition (and without prejudice to chairman’s power to adjourn a meeting conferred by Article 62), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:
(a)	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)	the conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.
Adjournment: procedures
74.	Any such adjournment may, subject to the provisions of the Companies Acts, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 101 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 101(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 61 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.
Amendments to resolutions
75.	If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:
(a)	at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, or

(b)	the chairman in his absolute discretion decides that the amendment may be considered and voted on.
Methods of voting
76.	A resolution put to the vote of a general meeting shall be decided on a show of hands unless before, or on the declaration of the result of, a vote on the show of hands, or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Companies Acts, a poll may be demanded by:
(a)	the chairman of the meeting; or

(b)	(except on the election of the chairman of the meeting or on a question of adjournment) at least five members present in person or by proxy having the right to vote on the resolution; or

(c)	any member or members present in person or by proxy representing not less than 10% of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)	any member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).
The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts: (i) for the purposes of paragraph (b) of this Article, as a demand by the member; (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorised to exercise; and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.
Declaration of result
77.	Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.
Withdrawal of demand for poll
78.	The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.
Conduct of poll
79.	Subject to Article 80 a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
When poll to be taken
80.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either at the meeting or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll
81.	No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting. In any other case at least seven clear days’ notice shall be sent before the taking of the poll specifying the time and place at which the poll is to be taken.
Effectiveness of special resolutions
82.	Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.
VOTES OF MEMBERS
Right to vote on a show of hands
83.	Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a show of hands:
(a)	every member who is present in person shall have one vote;

(b)	subject to paragraph (c) of this Article, every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote;

(c)	a proxy has one vote for and one vote against the resolution if:
(i)	the proxy has been duly appointed by more than one member entitled to vote on the resolution, and

(ii)	the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it.
Right to vote on a poll
84.	Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.
Votes of joint holders
85.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.
Member under incapacity
86.	A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Calls in arrears
87.	No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid
Section 793 of the Act: restrictions if in default
88.	If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:
(a)	in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)	where the default shares represent at least 1/4 of one per cent. in nominal value of the issued shares of their class (excluding any shares of that class held as treasury shares), the direction notice may additionally direct that in respect of the default shares:
(i)	no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 184;

(ii)	no transfer of any default share shall be registered unless:
(A)	the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)	the transfer is an approved transfer; or

(C)	registration of the transfer is required by the Regulations.
Copy of notice to interested persons
89.	The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.
When restrictions cease to have effect
90.	Any direction notice shall cease to have effect. not more than seven days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the board.
Board may cancel restrictions
91.	The board may at any time send a notice cancelling a direction notice.
Conversion of uncertificated shares
92.	The Company may exercise any of its powers under Article 8 in respect of any default share that is held in uncertificated form.
Supplementary provisions
93.	For the purposes of this Article and Articles 88, 89, 90, 91 and 92:
(a)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Act which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)	the prescribed period is 14 days from the date of service of the section 793 notice; and

(c)	a transfer of shares is an approved transfer if:
(i)	it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act); or

(ii)	the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)	the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.
Section 794 of the Act
94.	Nothing contained in Article 88, 89, 90, 91, 92 or 93 limits the power of the Company under section 794 of the Act.
Errors in voting
95.	If any votes are counted in any meeting which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and it is in the opinion of the chairman of sufficient magnitude to vitiate the result of the voting.
Objection to voting
96.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.
Voting: additional provisions
97.	On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
PROXIES AND CORPORATE REPRESENTATIVES
Appointment of proxy: form
98.	The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the board may approve. Subject thereto, the appointment of a proxy may be:
(a)	in hard copy form; or

(b)	in electronic form, to the electronic address provided by the Company for this purpose.
Execution of proxy
99.	The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointer or any person duly authorised by the appointer or, if the appointer is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.
Proxies: other provisions
100.	The board may, if it thinks fit, but subject to the provisions of the Companies Acts, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.
Delivery/receipt of proxy appointment
101.	Without prejudice to Article 65(b) or to the second sentence of Article 74, the appointment of a proxy shall:
(a)	if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:
(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting;
not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 65) at which the person named in the appointment proposes to vote; or

(b)	if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Companies Acts or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:
(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 65) at which the person named in the appointment proposes to vote; or

(c)	in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)	if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.
In calculating the periods mentioned in this Article, the board may specify, in any case, that no account shall be taken of any part of a day that is not a working day.
Authentication of proxy appointment not made by holder
102.	Subject to the provisions of the Companies Acts, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:
(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b)	that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

Validity of proxy appointment
103.	A proxy appointment which is not delivered or received in accordance with Article 101 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Acts, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.
Rights of proxy
104.	A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.
Vote by proxy
105.	The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.
Corporate representatives
106.	Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise the same powers on behalf of the grantor as the grantor could exercise if it were an individual member of the Company. Where the grantor authorises more than one person:
(a)	on a vote on a resolution on a show of hands at a meeting of the Company, each authorised person has the same voting rights as the grantor would be entitled to; and

(b)	where paragraph (a) of this Article does not apply and more than one authorised person purport to exercise a power in respect of the same shares:
(i)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.
Revocation of authority
107.	The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:
(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of a meeting;

(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that person,
unless notice of the termination was either delivered or received as mentioned in the following sentence at least three hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 101(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 101(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.
NUMBER OF DIRECTORS
Limits on number of directors
108.	Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than five nor more than twenty in number.
APPOINTMENT AND RETIREMENT OF DIRECTORS
Number of directors to retire
109.	At every annual general meeting one-third of the directors or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office, but:
(a)	if any director has at the start of the annual general meeting been in office for three years or more since his last appointment or re-appointment, he shall retire at that annual general meeting; and

(b)	if there is only one director who is subject to retirement by rotation, he shall retire at that annual general meeting.
Which directors to retire
110.	Subject to the provisions of the Companies Acts and these Articles, the directors to retire by rotation shall be, first, those who wish to retire and not be re-appointed to office and, second, those who have been longest in office since their last appointment or re-appointment. As between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting. No director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting.

When director deemed to be re-appointed
111.	If the Company does not fill the vacancy, at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost.
Eligibility for election
112.	No person other than a director retiring by rotation shall be appointed a director at any general meeting unless:
(a)	he is recommended by the board; or

(b)	not less than ten nor more than 42 clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.
Separate resolutions on appointment
113.	Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a director shall be effected by a separate resolution.
Additional powers of the Company
114.	Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.
Appointment by board
115.	The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of directors. Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he shall vacate office at its conclusion.
Position of retiring directors
116.	A director who retires at an annual general meeting may, if willing to act, be re-appointed. If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.
No share qualification
117.	A director shall not be required to hold any shares in the capital of the Company by way of qualification.
ALTERNATE DIRECTORS
Power to appoint alternates
118.	Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.
Alternates entitled to receive notice
119.	An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointer is a member, to attend and vote at any such meeting at which his appointer is not personally present, and generally to perform all the functions of his appointer (except as regards power to appoint an alternate) as a director in his absence. It shall not be necessary to send notice of such a meeting to an alternate director who is absent from the United Kingdom.
Alternates representing more than one director
120.	A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.
Expenses and remuneration of alternates
121.	An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not in respect of his services as an alternate director be entitled to receive any remuneration from the Company except such part (if any) of the remuneration otherwise payable to his appointer as such appointer may by notice to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.
Termination of appointment
122.	An alternate director shall cease to be an alternate director:
(a)	if his appointer ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment; or

(b)	on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)	if he resigns his office by notice to the Company.
Method of appointment and revocation
123.	Any appointment or removal of an alternate director shall be by notice to the Company by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 118) on receipt of such notice by the Company which shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose.
Alternate not an agent of appointer
124.	Save as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director and accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.
POWERS OF THE BOARD
Business to be managed by board
125.	Subject to the provisions of the Companies Acts and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company including, without limitation, the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.
Exercise by Company of voting rights
126.	The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise thereof in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).
DELEGATION OF POWERS OF THE BOARD
Committees of the board
127.	The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered. The board may co-opt on to any such committee persons other than directors, who may enjoy voting rights in the committee. The number of co-opted members shall be not more than one-half of the total membership of the committee.

Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.
Local boards, etc.
128.	The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.
Agents
129.	The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including, without limitation, authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.
Offices including title
130.	The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.
BORROWING POWERS
Power to borrow
131.	The board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
Borrowing limit
132.	The board shall, in relation to the borrowings of the Company and its subsidiaries for the time being (in these Articles 131 to 138 called the Group), restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate nominal or principal amount (together with any fixed or minimum premium payable on final repayment) for the time being owing by the Group in respect of moneys borrowed (exclusive of moneys borrowed by the Company from and for the time being owing to any of its subsidiaries or by any such subsidiary from and for the time being owing to the Company or another such subsidiary of the Company) less cash deposits shall not without the previous sanction of an ordinary resolution exceed an amount equal to the higher of: (i) eight thousand million pounds; and (ii) two and a half times the adjusted total of capital and reserves.
Definitions
133.	For the purpose of Articles 132 to 137:
(a)	the expression the adjusted total of capital and reserves means the aggregate of:
(i)	the amount for the time being paid up on the issued share capital of the Company; and

(ii)	the amounts standing to the credit of the consolidated reserves of the Group (including the balances standing to the credit of profit and loss account and share premium account, including the Company’s appropriate share of the reserves of its associated undertakings) as shown in the last audited consolidated balance sheet of the Group and of the Company’s equity interest in associated undertakings after making such adjustments as in the opinion of the auditors may be appropriate, including adjustments to take account of any alterations to such reserves resulting from any distributions or any issues of share capital whether for cash or other consideration (including any transfers to share premium account in connection therewith) or any payments up by capitalisation from reserves of share capital theretofore not paid up or any reductions of paid up share capital or share premium account which may have taken place since the date of such balance sheet, less any amounts included in the reserves and appearing on such consolidation as being reserved or set aside for future taxation assessable by reference to profits earned down to the date to which such balance sheets are made up and after adding back an appropriate proportion of the amount of goodwill arising on acquisitions, made since 31 March 1989, of companies and businesses remaining within the Group or associated undertakings of the Company which, as at the date of the last such audited consolidated balance sheet, has been written off against reserves in accordance with United Kingdom accounting practices, the appropriate proportion of an amount of goodwill arising on any such acquisition being such amount thereof as would not have been amortised by such date if such goodwill were to be amortised over forty years;
(b)	the expression cash deposits means all cash deposits (otherwise than on current account) with banks (not being the Company or any subsidiary of the Company), certificates of deposit and securities of governments and companies and similar instruments owned by the Company and/or any subsidiary of the Company which are or represent amounts available (or which will become available) for repayment of any moneys borrowed;

(c)	the nominal or principal amount of any share capital, debentures or moneys borrowed from any person or body, the beneficial interest in which or the right to payment or repayment of which is not for the time being owned by and the repayment of which is guaranteed or secured by or is the subject of an indemnity given or assumed by the Company or any of its subsidiaries (but in the case of a subsidiary only that proportion hereof as the equity share capital of such subsidiary which is beneficially owned directly or indirectly by the Company bears to the total equity share capital of such subsidiary) shall be deemed to be moneys borrowed by the Company.
Treatment of capital
134.	For the purpose of Articles 132 to 137 capital allotted shall be treated as issued and any capital already called up or payable at any fixed future date shall be treated as already paid up.

Moneys borrowed
135.	Moneys borrowed for the purpose and within four months applied in repaying other borrowed moneys falling to be taken into account shall not themselves be taken into account until such application.
Subsidiaries
136.	For the purpose of Articles 132 to 137 there shall be included in the meanings of moneys borrowed and cash deposits such proportion of the money borrowed by, or cash deposits of, a subsidiary company as the equity share capital of such subsidiary which is beneficially owned directly or indirectly by the Company bears to the total equity share capital of such subsidiary and the remainder of the money borrowed by, and the cash deposits of, such subsidiary shall be excluded.
Determining whether limit breached
137.	A certificate or report by the auditors for the time being of the Company as to the amount of the adjusted total of capital and reserves or the amount of any moneys borrowed or to the effect that the limit imposed by Articles 132 to 136 has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of Articles 132 to 136.
Persons dealing with the Company
138.	No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions be concerned to see or enquire whether this limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.
DISQUALIFICATION AND REMOVAL OF DIRECTORS
Disqualification of a director
139.	A person ceases to be a director as soon as:
(a)	that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms, or his office as a director is vacated pursuant to Article 115; or

(g)	that person receives notice signed by not less than three quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director: (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.
Power of Company to remove director
140.	The Company may, without prejudice to the provisions of the Companies Acts, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article. Any person so appointed shall, for the purpose of determining the time at which he or any other director is to retire by rotation, be treated as if he had become a director on the day on which the director in whose place he is appointed was last elected a director. In default of such appointment the vacancy arising on the removal of a director from office may be filled as a casual vacancy.
NON-EXECUTIVE DIRECTORS
Arrangements with non-executive directors
141.	Subject to the provisions of the Companies Acts, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Subject to Articles 142 and 143, any such agreement or arrangement may be made on such terms as the board determines.
Ordinary remuneration
142.	The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate £500,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.
Additional remuneration
143.	The directors may grant extra remuneration to any director who does not hold executive office and who serves on any committee of the board or, being called upon, performs any other special or extra services to or at the request of the Company. Such extra remuneration may be made payable to such director in addition to or in substitution for his ordinary remuneration (if any) as a director, and may, without prejudice to the provisions of Article 142, be made payable by a lump sum or by way of salary or commission on the dividends or profits of the Company or of any other company in which the Company is interested or other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

DIRECTORS’ EXPENSES
Directors may be paid expenses
144.	The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.
EXECUTIVE DIRECTORS
Appointment to executive office
145.	Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including, without limitation, terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.
Termination of appointment to executive office
146.	Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.
Emoluments to be determined by the board
147.	The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, including (without limitation) admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.
DIRECTORS’ INTERESTS
Authorisation under s175 of the Act
148.	For the purposes of section 175 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:
(a)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(b)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.
The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

For the purposes of the Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.
Director may contract with the Company and hold other offices etc.
149.	Provided that he has disclosed to the board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:
(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)	may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:
(i)	in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)	with which he has such a relationship at the request or direction of the Company.
Remuneration, benefits etc.
150.	A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:
(a)	the acceptance, entry into or existence of which has been approved by the board pursuant to Article 148 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)	which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 149;
nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

Notification of interests
151.	Any disclosure required by Article 149 may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Act.
Duty of confidentiality to another person
152.	A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the board pursuant to Article 148. In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:
(a)	to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(b)	to use or apply any such information in performing his duties as a director of the Company.
Consequences of authorisation
153.	Where the existence of a director’s relationship with another person has been approved by the board pursuant to Article 148 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:
(a)	absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.
Without prejudice to equitable principles or rule of law
154.	The provisions of Articles 152 and 153 are without prejudice to any equitable principle or rule of law which may excuse the director from:
(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in Article 153, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

GRATUITIES, PENSIONS AND INSURANCE
Gratuities and pensions
155.	The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.
Insurance
156.	Without prejudice to the provisions of Article 225, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:
(a)	a director, officer or employee of the Company, or of any other body which is or was the holding company or subsidiary undertaking of the Company or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)	a trustee of any pension fund in which employees of the Company or of any other body referred to in paragraph (a) of this Article are or have been interested, including, without limitation, insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.
Directors not liable to account
157.	No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.
Section 247 of the Act
158.	The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Act.
PROCEEDINGS OF THE BOARD
Convening meetings and proceedings
159.	Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in hard copy form or in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose, but such notices need not be sent any earlier than notices sent to directors not so absent and, if no such request is made to the board, it shall not be necessary to send notice of a board meeting to any director who is for the time being absent from the United Kingdom. No account is to be taken of directors absent from the United Kingdom when considering the adequacy of the period of notice of the meeting. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.
Quorum
160.	The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be two. A person who holds office only as an alternate director may, if his appointer is not present, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.
Powers of directors if number falls below minimum
161.	The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.
Chairman and deputy chairman
162.	The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.
Validity of acts of the board
163.	All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing
164.	A resolution in writing agreed to by all the directors entitled to receive notice of a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:
(a)	a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Companies Acts for a document in the relevant form;

(b)	the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose;

(c)	if an alternate director signifies his agreement to the proposed written resolution, his appointer need not also signify his agreement; and

(d)	if a director signifies his agreement to the proposed written resolution, an alternate director appointed by him need not also signify his agreement in that capacity.
Meetings by telephone, etc
165.	Without prejudice to the first sentence of Article 159, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.
Directors power to vote on contracts in which they are interested
166.	Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution concerns one or more of the following matters:
(a)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)	a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e)	a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)	a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.
For the purposes of this Article, in relation to an alternate director, an interest of his appointer shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.
Shareholder approval
167.	The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.
Division of proposals
168.	Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.
Decision of chairman final and conclusive
169.	If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.
SECRETARY
Appointment and removal of secretary
170.	Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. The board may, in addition, and at any time and from time to time appoint any person to be assistant or deputy secretary and anything required or authorised to be done by or to the secretary may be done by or to any assistant or deputy secretary so appointed. Any secretary or assistant or deputy secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.
MINUTES
Minutes required to be kept
171.	The board shall cause minutes to be recorded for the purpose of:
(a)	all appointments of officers made by the board; and

(b)	all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting.
Conclusiveness of minutes
172.	Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.
THE SEAL
Authority required for use of seal
173.	The seal shall only be used by the authority of a resolution of the board or of a committee of the board. The board may determine who shall sign any document executed under the seal and unless otherwise so determined it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document.
Certificates for shares and debentures
174.	The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed thereon and that in the case of a certificate executed under the seal need not bear any signature.
Execution of instrument as a deed under hand
175.	Any document executed, with the authority of a resolution of the board or of a committee of the board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if executed under the seal.

Delivery of deeds
176.	A document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.
REGISTERS
Overseas and local registers
177.	Subject to the provisions of the Companies Acts and the Regulations, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.
Authentication and certification of copies and extracts
178.	Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:
(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including, without limitation, the accounts).
If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.
DIVIDENDS
Declaration of dividends
179.	Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.
Interim dividends
180.	Subject to the provisions of the Companies Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment. Provided the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
Declaration and payment in different currencies
181.	Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.
Apportionment of dividends
182.	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.
Dividends in specie
183.	A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets including, without limitation, paid up shares or debentures of any other body corporate. Where any difficulty arises regarding the distribution, the board may make any arrangements as it thinks fit to settle the same, including without limitation: (a) the fixing of the value for distribution of any assets; (b) the payment of cash to any member on the basis of the value so fixed in order to adjust the rights of members; and (c) the vesting of any assets in trustees.
Scrip dividends: authorising resolution
184.	The board may, if authorised by an ordinary resolution of the Company (the Resolution), offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 185 or, subject to those provisions, specified in the Resolution.
Scrip dividends: procedures
185.	The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 184.
(a)	The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)	Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share). For this purpose, the value of each new share shall be:
(i)	equal to the average quotation for the Company’s ordinary shares, that is, the average of the middle market quotations for those shares on the London Stock Exchange plc, as derived from the Daily Official List, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent dealing days; or

(ii)	calculated in any other manner specified by the Resolution,
but shall never be less than the par value of the new share.

A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(c)	On or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d)	The board shall not proceed with any election unless the board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)	The board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article. For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including, without limitation, the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.

(g)	The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(h)	No fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including, without limitation, payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i)	The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(j)	The board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.
Permitted deductions and retentions
186.	The board may deduct from any dividend, or other moneys payable to any member in respect of a share, any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.
Procedure for payment to holders and others entitled
187.	Any dividend or other moneys payable in respect of a share may be paid:
(a)	in cash; or

(b)	by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)	by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)	by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment, including (without limitation) in respect of an uncertificated share, by means of the relevant system (subject to the facilities and requirements of the relevant system).
Joint entitlement
188.	If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:
(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)	for the purpose of Article 187, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.
Payment by post
189.	A cheque or warrant may be sent by post:
(a)	where a share is held by a sole holder, to the registered address of the holder of the share; or

(b)	if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)	if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 205; or

(d)	in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.
Discharge to Company and risk
190.	Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 187.
Interest not payable
191.	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
Forfeiture of unclaimed dividends
192.	Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.
CAPITALISATION OF PROFITS AND RESERVES
Power to capitalise
193.	The board may with the authority of an ordinary resolution of the Company:
(a)	subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund including, without limitation, the Company’s share premium account and capital redemption reserve, if any;

(b)	appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum, and allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(c)	where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for dealing with any fractional entitlements including, without limitation, authorising their sale and transfer to any person, or resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, or ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(d)	authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:
(i)	the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled upon such capitalisation; or

(ii)	the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under such authority shall be binding on all such members;

(e)	for the purposes of this Article, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company; and

(f)	generally do all acts and things required to give effect to the ordinary resolution.
RECORD DATES
Record dates for dividends, etc
194.	Notwithstanding any other provision of these Articles, the Company or the board may:

(a)	fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)	for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting (which shall, if the board so specifies, be calculated taking no account of any part of a day that is not a working day), by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)	for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.
ACCOUNTS
Rights to inspect records
195.	No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.
Sending of annual accounts
196.	Subject to the Companies Acts, a copy of the Company’s annual accounts, together with a copy of the directors’ report for that financial year and the auditors’ report on those accounts shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, be sent to every member and to every holder of the Company’s debentures of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders,
Summary financial statements
197.	Subject to the Companies Acts, the requirements of Article 196 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and containing the information prescribed by the Companies Acts and any regulations made under the Companies Acts.

COMMUNICATIONS
When notice required to be in writing
198.	Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.
Methods of Company sending notice
199.	Subject to Article 198 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Companies Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Companies Acts shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.
Methods of member etc. sending document or information
200.	Subject to Article 198 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:
(a)	the determined form and means are permitted by the Companies Acts for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Companies Acts; and

(b)	unless the board otherwise permits, any applicable condition or limitation specified in the Companies Acts including, without limitation, as to the address to which the document or information may be sent, is satisfied.
Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Companies Acts for authentication of a document or information sent in the relevant form.
Notice to joint holders
201.	In the case of joint holders of a share any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.
Registered address outside EEA
202.	A member whose registered address is not within an EEA State and who sends to the Company an address within an EEA State at which a document or information may be sent to him shall be entitled to have the document or information sent to him at that address (provided that, in the case of a document or information sent by electronic means including, without limitation, any notification required by the Companies Acts that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)	without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.
Deemed receipt of notice
203.	A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.
Terms and conditions for electronic communications
204.	The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.
Notice to persons entitled by transmission
205.	A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.
Transferees etc. bound by prior notice
206.	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice sent under Article 88 to a person from whom he derives his title.
Proof of sending/when notices etc. deemed sent by post
207.	Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. A document or information sent by the Company to a member by post shall be deemed to have been received:
(a)	if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

(b)	if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including, without limitation, an address in the United

Kingdom), on the third day following that on which the document or information was posted;

(c)	in any other case, on the second day following that on which the document or information was posted.
When notices etc. deemed sent by hand
208.	A document or information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address or an address notified to the Company in accordance with Article 202.
Proof of sending/when notices etc. deemed sent by electronic means
209.	Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.
When notices etc. deemed sent by website
210.	A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:
(a)	when the document or information was first made available on the website; or

(b)	if later, when the member is deemed by Article 207, 208 or 209 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.
Notice during disruption of services
211.	Subject to the Companies Acts, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the United Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

DESTRUCTION OF DOCUMENTS
Power of Company to destroy documents
212.	The Company shall be entitled to destroy:
(a)	all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)	all dividend mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)	all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.
Presumption regarding destroyed documents
213.	It shall conclusively be presumed in favour of the Company that:
(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 212 was duly and properly made;

(b)	every instrument of transfer destroyed in accordance with Article 212 was a valid and effective instrument duly and properly registered;

(c)	every share certificate destroyed in accordance with Article 212 was a valid and effective certificate duly and properly cancelled; and

(d)	every other document destroyed in accordance with Article 212 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,
PROVIDED ALWAYS THAT:
(e)	the provisions of this Article and Article 212 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(f)	nothing contained in this Article or Article 212 shall be construed as imposing on the Company any liability in respect of the destruction of any such document earlier than the time specified in Article 212 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 212; and

(g)	any reference in this Article or Article 212 to the destruction of any document includes a reference to its disposal in any manner.
Early destruction
214.	Any document referred to in Articles 212 and 213 may be destroyed earlier than the relevant date authorised by those Articles, provided that a permanent record of the document is made which record is not destroyed before that date.
UNTRACED SHAREHOLDERS
Power to dispose of shares of untraced shareholders
215.	The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:
(a)	during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)	the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)	during the relevant period and the period of three months following the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.
Further shares
216.	If during any relevant period referred to in Article 215, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article and Articles 215 and 217 to 219 (other than the requirement that they be in issue for twelve years) have been satisfied in regard to the further shares, the Company may also sell the further shares.
Transfer on sale
217.	To give effect to any sale pursuant to Article 215 or 216, the board may:
(a)	where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b)	where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer
218.	An instrument of transfer executed by that person in accordance with Article 217(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 217(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.
Proceeds of sale
219.	The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.
WINDING UP
Liquidator may distribute in specie
220.	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the same sanction, vest the whole or any part of the assets in trustees for the benefit of the members and determine the scope and terms of these trusts, but no member shall be compelled to accept any asset upon which there is a liability.
Disposal of assets by liquidator
221.	The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.
SHARE WARRANTS
Share warrants to bearer
222.	The board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.
Conditions of issue of share warrants
223.	The board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)	a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

(b)	the bearer shall be entitled to attend and vote at general meetings; or

(c)	a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.
The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.
No right in relation to share
224.	The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.
INDEMNITY
Indemnity to directors, officers, etc
225.	Subject to the provisions of the Companies Acts, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Companies Acts.

CONTENTS

ARTICLE

Preliminary
Table A	1
Definitions	2
Construction	3

Accounts
Right to inspect records	195
Sending of annual accounts	196
Summary financial statements	197

Alteration Of Share Capital
New shares subject to these Articles	50
Fractions arising	51

Alternate Directors
Power to appoint alternates	118
Alternates entitled to receive notice	119
Alternates representing more than one director	120
Expenses and remuneration of alternates	121
Termination of appointment	122
Method of appointment and revocation	123
Alternate not an agent of appointer	124

Appointment And Retirement Of Directors
Number of directors to retire	109
Which directors to retire	110
When director deemed to be re-appointed	111
Eligibility for election	112
Separate resolutions on appointment	113
Additional powers of the Company	114
Appointment by board	115
Position of retiring directors	116
No share qualification	117

Borrowing Powers
Power to borrow	131
Borrowing limit	132
Definitions	133
Treatment of capital	134
Moneys borrowed	135
Subsidiaries	136

ARTICLE

Determining whether limit breached	137
Persons dealing with the Company	138

Calls On Shares
Power to make calls	25
Time when call made	26
Liability of joint holders	27
Interest payable	28
Deemed calls on allotment	29
Differentiation on calls	30
Payment of calls in advance	31

Capitalisation Of Profits And Reserves
Power to capitalise	193

Communications
When notice required to be in writing	198
Methods of Company sending notice	199
Methods of member etc. sending document or information	200
Notice to joint holders	201
Registered address outside EEA	202
Deemed receipt of notice	203
Terms and conditions for electronic communications	204
Notice to persons entitled by transmission	205
Transferees etc. bound by prior notice	206
Proof of sending/when notices etc. deemed sent by post	207
When notices etc. deemed sent by hand	208
Proof of sending/when notices etc. deemed sent by electronic means	209
When notices etc. deemed sent by website	210
Notice during disruption of services	211

Delegation Of Powers Of The Board
Committees of the board	127
Local boards, etc	128
Agents	129
Offices including title “director”	130

Destruction Of Documents
Power of Company to destroy documents	212
Presumption regarding destroyed documents	213
Early destruction	214

Directors’Expenses
Directors may be paid expenses	144

Directors’interests
Authorisation under s175 of the Act	148
Director may contract with the Company and hold other offices etc.	149
Remuneration, benefits etc.	150

ARTICLE

Notification of interests	151
Duty of confidentiality to another person	152
Consequences of authorisation	153
Without prejudice to equitable principles or rule of law	154

Disqualification And Removal Of Directors
Disqualification of a director	139
Power of Company to remove director	140

Dividends
Declaration of dividends	179
Interim dividends	180
Declaration and payment in different currencies	181
Apportionment of dividends	182
Dividends in specie	183
Scrip dividends: authorising resolution	184
Scrip dividends: procedures	185
Permitted deductions and retentions	186
Procedure for payment to holders and others entitled	187
Joint entitlement	188
Payment by post	189
Discharge to Company and risk	190
Interest not payable	191
Forfeiture of unclaimed dividends	192

Executive Directors
Appointment to executive office	145
Termination of appointment to executive office	146
Emoluments to be determined by the board	147

Forfeiture And Surrender
Notice requiring payment of call	32
Forfeiture for non-compliance	33
Sale of forfeited shares	34
Liability following forfeiture	35
Surrender	36
Extinction of rights	37
Evidence of forfeiture or surrender	38

General Meetings
Annual general meetings	52
Class meetings	53
Convening general meetings	54

Gratuities, Pensions And Insurance
Gratuities and pensions	155
Insurance	156
Directors not liable to account	157
Section 247 of the Act	158

ARTICLE

Indemnity
Indemnity to directors, officers, etc	225

Lien
Company to have lien on shares	21
Enforcement of lien by sale	22
Giving effect to sale	23
Application of proceeds	24

Minutes
Minutes required to be kept	171
Conclusiveness of minutes	172

Non-executive Directors
Arrangements with non-executive directors	141
Ordinary remuneration	142
Additional remuneration	143

Notice Of General Meetings
Period of notice	55
Recipients of notice	56
Uncontactable shareholders	57
Contents of notice — general	58
Contents of notice —additional requirements	59
Article 63 arrangements	60
General meetings at more than one place	61
Interruption or adjournment where facilities inadequate	62
Other arrangements for viewing and hearing proceedings	63
Controlling level of attendance	64
Change in place and/or time of meeting	65
Meaning of participate	66
Accidental omission to send notice etc	67
Security	68

Number Of Directors
Limits on number of directors	108

Powers Of The Board
Business to be managed by board	125
Exercise by Company of voting rights	126

Proceedings At General Meetings
Quorum	69
If quorum not present	70
Chairman	71
Directors entitled to speak	72
Adjournment: chairman’s powers	73
Adjournment: procedures	74

ARTICLE

Amendments to resolutions	75
Methods of voting	76
Declaration of result	77
Withdrawal of demand for poll	78
Conduct of poll	79
When poll to be taken	80
Notice of poll	81
Effectiveness of special resolutions	82

Proceedings of the board
Convening meetings and proceedings	159
Quorum	160
Powers of directors if number falls below minimum	161
Chairman and deputy chairman	162
Validity of acts of the board	163
Resolutions in writing	164
Meetings by telephone, etc	165
Directors’ power to vote on contracts in which they are interested	166
Shareholder approval	167
Division of proposals	168
Decision of chairman final and conclusive	169

Proxies And Corporate Representatives
Appointment of proxy: form	98
Execution of proxy	99
Proxies: other provision	100
Delivery/ receipt of proxy appointment	101
Authentication of proxy appointment not made by holder	102
Validity of proxy appointment	103
Rights of proxy	104
Vote by proxy	105
Corporate representatives	106
Revocation of authority	107

Record Dates
Record dates for dividends, etc	194

Registers
Overseas and local registers	177
Authentication and certification of copies and extracts	178

Secretary
Appointment and removal of secretary	170

Share Capital
Limited liability	4
Shares with special rights	5
Uncertificated shares	6
Not separate class of shares	7

ARTICLE

Exercise of Company’s entitlements in respect of uncertificated share	8
Allotment	9
Redeemable shares	10
Section 551 authority	11
Section 561 disapplication	12
Allotment after expiry	13
Definitions	14
Commissions	15
Trusts not recognised	16

Share Certificates
Members’ rights to certificates	19
Renewed certificates	20

Share Warrants
Share warrants to bearer	222
Conditions of issue of share warrants	223
No right in relation to share	224

The Seal
Authority required for use of seal	173
Certificates for shares and debentures	174
Official seal for use abroad	175
Execution of instrument as a deed under hand	175
Delivery of deeds	176

Transfer Of Shares
Form and execution of transfer of certified shares	39
Transfers of partly paid certificated shares	40
Invalid transfers of certificated shares	41
Transfers by recognised persons	42
Notice of refusal to register	43
No fee payable on registration	44
Retention of transfers	45

Transmission Of Shares
Transmission	46
Elections permitted	47
Elections required	48
Rights of persons entitled by transmission	49

Untraced Shareholders
Power to dispose of shares of untraced shareholders	215
Further shares	216
Transfer on sale	217
Effectiveness of transfer	218
Proceeds of sale	219

Variation of rights

ARTICLE

Method of varying rights	17
When rights deemed to be varied	18

Votes of Members
Right to vote on a show of hands	83
Right to vote on a poll	84
Votes of joint holders	85
Member under incapacity	86
Calls in arrears	87
Section 793 of the Act: restrictions if in default	88
Copy of notice to interested persons	89
When restrictions cease to have effect	90
Board may cancel restrictions	91
Conversion of uncertificated shares	92
Supplementary provisions	93
Section 794 of the Act	94
Errors in voting	95
Objection to voting	96
Voting: additional provisions	97

Winding up
Liquidator may distribute in specie	220
Disposal of assets by liquidator	221